Exhibit 10.2

EXYN TECHNOLOGIES, INC.

2015 EQUITY COMPENSATION PLAN

Adopted by the Board: as of August 3, 2015 Approved by the Stockholders: as of August 3, 2015 Termination date: August 2, 2025 Total Number of Shares Reserved Under Plan: 44,120

TABLE OF CONTENTS

1.	GENERAL		1
	1.1	Eligible Equity Award Recipients	1
	1.2	Available Equity Awards	1
	1.3	Defined Terms	1

2.	ADMINISTRATION; DISPUTE RESOLUTION		1
	2.1	Administration by Board	1
	2.2	Delegation to Committee	2
	2.3	Delegation to an Officer	2
	2.4	Effect of Board’s Decisions	2
	2.5	Arbitration	2

3.	SHARES SUBJECT TO THIS PLAN		3
	3.1	Share Reserve	3
	3.2	Source of Shares	3
	3.3	Reversion of Shares to the Share Reserve	3

4.	ELIGIBILITY FOR PARTICIPATION		4
	4.1	Eligible Persons	4
	4.2	Selection of Grantees	4

5.	OPTION PROVISIONS		4
	5.1	General	4
	5.2	Term	5
	5.3	Exercise Price	5
	5.4	Exercise of Options	5
	5.5	Consideration	6
	5.6	Vesting Generally	6
	5.7	Consequence of Termination of Continuous Service	7
	5.8	Termination Other Than for Cause, Death, or Disability	7
	5.9	Permissive Extension of Termination Date for Securities Law Compliance	7
	5.10	Disability of Optionholder	7
	5.11	Death of Optionholder	8
	5.12	Termination for Cause	8
	5.13	Non-Exempt Employees	8
	5.14	Limits on Incentive Stock Options	8

6.	RESTRICTED STOCK AWARD PROVISIONS		9
	6.1	General	9
	6.2	Number of Shares	9
	6.3	Consideration	9
	6.4	Vesting	9
	6.5	Termination of Continuous Service	10
	6.6	Right to Vote and to Receive Dividends	10

7.	STOCK APPRECIATION RIGHTS PROVISIONS		10
	7.1	General	10
	7.2	Term	10
	7.3	Strike Price	10

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	7.4	Calculation of Appreciation Value	10
	7.5	Vesting	11
	7.6	Exercise	11
	7.7	Non-Exempt Employees	11
	7.8	Payment	11
	7.9	Consequence of Termination of Continuous Service	11
	7.10	Termination Other Than for Cause, Death, or Disability	12
	7.11	Termination for Cause	12
	7.12	Disability of Grantee	12
	7.13	Death of Grantee	12
	7.14	Permissive Extension of Termination Date for Securities Law Compliance	12

8.	ADJUSTMENTS UPON CHANGES IN COMPANY STOCK; OTHER CORPORATE EVENTS		13
	8.1	Capitalization Adjustments	13
	8.2	Dissolution or Liquidation	13
	8.3	Corporate Transaction	13
	8.4	Change in Control	15

9.	TRANSFERABILITY OF EQUITY AWARDS; COMPANY’S RIGHT OF FIRST REFUSAL		16
	9.1	Generally	16
	9.2	Right of First Refusal	17
	9.3	Assignment of Rights	18
	9.4	Stockholder Agreement	18
	9.5	Other Limitations On Issuance or Transfer of Shares	18
	9.6	Lock-Up Period	18

10.	COVENANTS OF THE COMPANY; DISCLAIMER OF CERTAIN OBLIGATIONS		19
	10.1	Availability of Shares	19
	10.2	Funding of this Plan	19
	10.3	Securities Law Compliance	19
	10.4	No Obligation to Notify	19

11.	EFFECTIVE DATE; AMENDMENT, TERMINATION, AND SUSPENSION OF THIS PLAN		20
	11.1	Effective Date	20
	11.2	Amendment	20
	11.3	Termination and Suspension of Plan; Effect on Outstanding Equity Awards	20

12.	DEFINITIONS; INTERPRETATION OF THE PROVISIONS OF THIS PLAN		20
	12.1	Definitions	20
	12.2	Rules of Construction	27

13.	Miscellaneous		28
	13.1	Governing Document	28
	13.2	Use of Proceeds from Sales of Company Stock	28
	13.3	Corporate Action Constituting Grant of Equity Awards	28
	13.4	Stockholder Rights	29
	13.5	No Employment or Other Service Rights	29
	13.6	Investment Assurances	29
	13.7	No Fractional Shares	30
	13.8	Withholding and Other Tax Obligations	30
	13.9	Electronic Delivery	30

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13.10	Deferrals	30
13.11	Equity Awards in Connection with Corporate Transactions and Otherwise	31
13.12	Compliance with Law Generally	31
13.13	Compliance with Section 409A	32
13.14	Governing Law	32

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EXYN TECHNOLOGIES, INC.

2015 EQUITY COMPENSATION PLAN

The purpose of this Plan is to enhance the Company’s efforts to secure and retain the services of the Employees, Directors, and Key Advisors. This Plan provides for incentives for such persons to exert optimal efforts for the success of the Company. It also provides a means by which such eligible recipients may be given an opportunity to benefit from increases in value of Company Stock.

1.	General.

1.1	Eligible Equity Award Recipients.

The persons eligible to receive Equity Awards are Employees, Directors, and Consultants.

1.2	Available Equity Awards.

This Plan provides for the grant of the following Equity Awards: (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Restricted Stock Awards, and (iv) Stock Appreciation Rights.

1.3	Defined Terms.

Terms used in this Plan that are initially capitalized are defined terms. If their definitions are not provided where the terms are first used in the text, their definitions are provided in Section 12.

2.	Administration; Dispute Resolution.

2.1	Administration by Board.

The Board shall administer this Plan unless and until the Board delegates administration of this Plan to a Committee, as provided in Section 2.2. The Board shall have authority to grant Equity Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to this Plan, as it shall deem advisable. The Board may construe and interpret the terms of this Plan and any Equity Award Agreements entered into under this Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Equity Award in the manner and to the extent it shall deem expedient to carry this Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole and discretion and shall be final and binding on all persons having or claiming any interest in or under this Plan or any Equity Award. No Director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under this Plan made in good faith.

2.2	Delegation to Committee.

The Board may delegate some or all of the administration of this Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of this Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer this Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

2.3	Delegation to an Officer.

The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Employees of the Employer to be recipients of Equity Awards and the terms thereof, and (ii) determine the number of shares of Company Stock to be subject to Equity Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Company Stock that may be subject to the Equity Awards granted by such Officer and that such Officer may not grant Equity Award to herself or himself. Notwithstanding anything to the contrary in this Section 2.3, the Board may not delegate to an Officer authority to determine the Fair Market Value of the Company Stock pursuant to Section 12.1.22.

2.4	Effect of Board’s Decisions.

All determinations, interpretations, and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding, and conclusive on all persons.

2.5	Arbitration.

Any dispute or claim concerning any Equity Awards granted (or not granted) pursuant to this Plan or any disputes or claims relating to or arising out of this Plan shall be fully, finally, and exclusively resolved by binding and confidential arbitration conducted pursuant to the rules of the American Arbitration Association in Philadelphia, Pennsylvania. The Company on the one hand and the Grantee(s) involved in the arbitration on the other hand shall each pay half of all arbitration fees. By accepting an Equity Award, Grantees and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

3.	Shares Subject to this Plan.

3.1	Share Reserve.

Subject to the provisions of Section 8.1 relating to Capitalization Adjustments, the number of shares of Company Stock that may be issued pursuant to Equity Awards hereunder shall not exceed, in the aggregate, the Share Reserve.

3.2	Source of Shares.

The stock issuable under this Plan shall be shares of authorized, but unissued or reacquired Company Stock, including shares repurchased by the Company.

3.3	Reversion of Shares to the Share Reserve.

3.3.1             Shares of Company Stock not issued under an outstanding Equity Award and shares issued or issuable under this Plan, but forfeited to, or repurchased by, the Company shall revert to and again become available for issuance under this Plan. Examples of the foregoing include:

(a)             The expiration or other termination, in whole or in part, of an Option without having been exercised in full;

(b)             The forfeiture to, or repurchase by, the Company of shares of Company Stock issued to a Grantee pursuant to an Equity Award under this Plan, including without limitation any forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares and any purchase of shares under the Company’s right of first refusal in Section 9.2;

(c)             An Equity Award is settled in cash; or

(d)             Shares of Company Stock are cancelled in accordance with a cancellation and re-grant under this Plan.

3.3.2             In addition to the foregoing, to the maximum extent permissible under applicable law, any shares of Company Stock allocated to a Grantee under this Plan that lawfully are not delivered to the Grantee or her or his permitted transferee or representative hereunder, and any shares of Company Stock that lawfully come into the Company’s possession in a transaction contemplated hereunder, shall revert to, and become available for reissuance under, this Plan. In illustration of, and without limiting the generality, of the foregoing:

(a)             If any shares subject to an Equity Award are not delivered to a Grantee because the Equity Award is exercised through a reduction of shares subject to the Equity Award (i.e., a “net exercise”), the number of shares subject to the Equity Award that are not delivered to the Grantee shall remain available for subsequent issuance under this Plan;

(b)             If any shares subject to an Equity Award are not delivered to a Grantee because such shares are withheld in satisfaction of the withholding of taxes, the number of shares not delivered to the Grantee shall remain available for subsequent issuance under this Plan; and

(c)             If the Exercise Price of any Equity Award is satisfied by tendering shares of Company Stock held by the Grantee (either by actual delivery or attestation), then the number of shares so tendered shall be available for subsequent issuance under this Plan.

4.	Eligibility for Participation.

4.1	Eligible Persons.

4.1.1               All Employees and Directors shall be eligible to receive Equity Awards under this Plan.

4.1.2               Key Advisors shall be eligible to receive Equity Awards under this Plan if the Key Advisors render bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

4.1.3               A Key Advisor shall not be eligible for the grant of an Equity Award if, on the Grant Date, either the offer or the sale of the Company’s securities to such Key Advisor is not exempt under Rule 701 under the Securities Act because of the nature of the services that the Key Advisor is providing to the Company, because the Key Advisor is not a natural person, or because of any other provision of Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

4.2	Selection of Grantees.

The Board shall select the Employees, Directors, and Key Advisors to receive Equity Awards.

5.	Option Provisions.

5.1	General.

5.1.1               Each Option shall be in such form and shall contain such terms and conditions, as the Board shall deem appropriate.

5.1.2               The Board shall determine the number of shares of Company Stock that will be subject to each Option.

5.1.3               All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant. Incentive Stock Options may be granted only to Employees of the Employer, as defined in Section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Directors, and Key Advisors. Upon exercise of Options, separate stock certificates shall be issued for shares of Company Stock purchased upon exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonqualified Stock Option.

5.1.4               The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of the remaining provisions of this Section 5 and the other provisions of this Plan specifically applicable to Options.

5.2	Term.

5.2.1               No Option shall be exercisable after the expiration of ten (10) years from its Grant Date or such shorter period specified in the Option Agreement

5.2.2               Notwithstanding Section 5.2.1, if an Incentive Stock Option is granted to Ten Percent Stockholder, then the term of such Incentive Stock Option shall not exceed five (5) years, i.e., shall not be exercisable on an after the fifth (5th) anniversary of the Grant Date.

5.3	Exercise Price.

5.3.1               The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Company Stock subject to the Option on its Grant Date. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption of or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such options are Incentive Stock Options) or is otherwise granted in a manner designed to satisfy the requirements of Section 409A of the Code and applicable securities laws.

5.3.2               Notwithstanding Section 5.3.1, if an Incentive Stock Option is granted to Ten Percent Stockholder, then the Exercise Price of such Incentive Stock Option must be at least one hundred ten percent (110%) of the Fair Market Value of Company Stock on the Grant Date.

5.4	Exercise of Options.

5.4.1               An Optionholder may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise (in a form prescribed by or otherwise reasonably acceptable to the Board) to the Company.

5.4.2               Options shall become exercisable in accordance with such terms and conditions, consistent with this Plan, as may be determined by the Board and specified in the Grant Instrument. The Board may accelerate the exercisability of all or any outstanding Options at any time for any reason.

5.4.3               The Board may provide in an Option Agreement that the Optionholder may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares of Company Stock purchased by an Optionholder before the Option shall have vested with respect to those Shares shall be deemed to be a Restricted Stock Award and shall be subject to a Restricted Stock Award Agreement in such form and containing such terms and conditions as the Board shall deem appropriate.

5.5	Consideration.

The purchase price of Company Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law, by any method or combination of methods as may be determined by the Board in its sole discretion and set forth in the Option Agreement. For example, to the extent permitted under the applicable Option Agreement, the Optionholder may pay the Exercise Price for an Option as follows:

5.5.1               In cash;

5.5.2               With the approval of the Board, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Board deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Board) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price;

5.5.3               After a Public Offering, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or

5.5.4               By such other method as the Board may approve.

Shares of Company Stock used to pay the Exercise Price in connection with exercising an Option shall have been held by the Optionholder for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option.

5.6	Vesting Generally.

The total number of shares of Company Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of performance goals, achievement of Company milestones, or other criteria), as the Board may deem appropriate. The vesting provisions of Options may vary from grant to grant and from Option Agreement to Option Agreement.

5.7	Consequence of Termination of Continuous Service.

5.7.1                If an Optionholder’s Continuous Service terminates for any reason, then on and after her or his Termination Date the Optionholder may exercise her or his Options only to the extent the Optionholder was entitled to do so on the Termination Date.

5.7.2                If, after termination of Continuous Service, an Optionholder does not exercise her or his Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

5.8	Termination Other Than for Cause, Death, or Disability.

If an Optionholder’s Continuous Service is terminated (other than for Cause or upon the Optionholder’s death or Disability), then on and after the Termination Date, the Optionholder may exercise his or her Options only until and including the day preceding the three (3)-month anniversary of the Termination Date (or such longer or shorter period specified in the Option Agreement, which period shall not be less than thirty (30) days unless such termination is for Cause); provided, however, that under no circumstances may the Optionholder exercise any Option after its Expiration Date.

5.9	Permissive Extension of Termination Date for Securities Law Compliance.

An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than for Cause or upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Company Stock would violate the registration requirements under the Securities Act, then the Option shall terminate upon the expiration of the three (3)-month period after the Termination Date during which issuance of Company Stock upon exercise of the Option first becomes non-violative of such registration requirements; provided, however, that under no circumstances may the Optionholder exercise the Option after its Expiration Date.

5.10	Disability of Optionholder.

If an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option only until the day preceding the one (1)-year anniversary her or his Termination Date (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months); provided, however, that under no circumstances may the Optionholder exercise the Option after its Expiration Date.

5.11	Death of Optionholder.

If an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or the Optionholder dies within the period (if any) specified in an Option Agreement after the Optionholder’s Termination Date, then the Option may be exercised by the deceased Optionholder’s Representative only until the day preceding the eighteen (18)-month anniversary of Optionholder’s date of death (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months); provided, however, that under no circumstances may the deceased Optionholder’s Options be exercised after their respective Expiration Dates.

5.12	Termination for Cause.

Except as explicitly provided otherwise in an Optionholder’s Option Agreement, if an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate upon the Termination Date, and the Optionholder shall be prohibited from exercising his or her Option from and after such Date.

5.13	Non-Exempt Employees.

No Option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Company Stock until at least six (6) months following the Grant Date of the Option (except that such Option may become exercisable, as determined by the Board, upon the Optionholder’s death, Disability, or retirement, or upon a Change of Control, or other circumstances permitted by applicable regulations). The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

5.14	Limits on Incentive Stock Options.

If the aggregate Fair Market Value of the Company Stock on the Grant Date with respect to which Incentive Stock Options are exercisable for the first time by an Optionholder during any calendar year under this Plan or any other stock option plan of the Employer exceeds $100,000, then the Incentive Stock Option, as to the excess, shall be treated as a Nonqualified Stock Option. Each Option Agreement pertaining to an Incentive Stock Option shall contain this provision.

6.	Restricted Stock Award Provisions.

6.1	General.

6.1.1               Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions, and such restrictions (or no restrictions), as the Board shall deem appropriate.

6.1.2               To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Company Stock may be (a) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (b) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board.

6.1.3               The Board may establish conditions under which restrictions on Restricted Stock Awards shall lapse over a period of time or according to such other criteria as the Board deems appropriate.

6.1.4               The terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of the remaining provisions of this Section 6 and the other provisions of this Plan specifically applicable to Restricted Stock Awards.

6.2	Number of Shares.

The Board shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Award and the restrictions applicable to such shares.

6.3	Consideration.

A Restricted Stock Award may be awarded in consideration for (i) past or future services rendered to the Employer, or (ii) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law. A Restricted Stock Award may be awarded as a stock bonus (i.e., with no cash purchase price to be paid) to the extent permissible under applicable law.

6.4	Vesting.

Shares of Company Stock acquired under a Restricted Stock Award may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

6.5	Termination of Continuous Service.

If a Grantee’s Continuous Service terminates, the Company may receive, pursuant to a forfeiture condition, any or all of the shares of Company Stock held by the Grantee that have not vested as of the Termination Date under the terms of the Restricted Stock Award Agreement.

6.6	Right to Vote and to Receive Dividends.

Grantees shall have the right to vote shares of Company Stock subject to Restricted Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Board and set forth in the applicable Restricted Stock Award Agreements.

7.	Stock Appreciation Rights Provisions.

7.1	General.

7.1.1               Each SAR Agreement shall be in such form and shall contain such terms and conditions, as the Board shall deem appropriate.

7.1.2               SARs may be granted as stand-alone Equity Awards or in tandem with other Equity Awards.

7.1.3               The terms and conditions of separate SAR Agreements need not be identical; provided, however, that each SAR Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the remaining provisions of this Section 7 and the other provisions of this Plan specifically applicable to SARs.

7.2	Term.

No SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the SAR Agreement.

7.3	Strike Price.

Each SAR will be denominated in shares of Company Stock equivalents. The Strike Price of each SAR granted as a stand-alone or in tandem Equity Award shall not be less than one hundred percent (100%) of the Fair Market Value of the Company Stock on the Grant Date.

7.4	Calculation of Appreciation Value.

The appreciation distribution payable on the exercise of an SAR will be not greater than an amount equal to the excess of:

7.4.1               The aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Company Stock equal to the number of shares of Company Stock equivalents in which the Grantee is vested under such SAR, and with respect to which the Grantee is exercising the SAR on such date; over

7.4.2               The Strike Price determined by the Board at the time of grant of the SAR.

7.5	Vesting.

The Board may impose such restrictions or conditions to the vesting of SARs as it, in its sole discretion, deems appropriate.

7.6	Exercise.

To exercise any outstanding SAR, the Grantee must provide written notice of exercise to the Company in compliance with the provisions of the SAR Agreement evidencing the SAR.

7.7	Non-Exempt Employees.

No SAR granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Company Stock until at least six months following the Grant Date of the SAR. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise of an SAR will be exempt from his or her regular rate of pay.

7.8	Payment.

The appreciation distribution in respect of an SAR may be paid in Company Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and set forth in the SAR Agreement evidencing the SAR.

7.9	Consequence of Termination of Continuous Service.

7.9.1               If Grantee’s Continuous Service terminates for any reason, then on and after her or his Termination Date the Grantee may exercise her or his Stock Appreciate Rights only to the extent the Grantee was entitled to do so on the Termination Date.

7.9.2               If, after termination of Continuous Service, a Grantee does not exercise her or his SAR within the time specified herein or in the SAR Agreement (as applicable), the SAR shall terminate.

7.10	Termination Other Than for Cause, Death, or Disability.

If a Grantee’s Continuous Service terminates (other than for Cause or upon the Grantee’s death or Disability), the Grantee may exercise his or her SAR only until the day preceding the three (3)-month anniversary of the Termination Date (or such longer or shorter period specified in the SAR Agreement, which period shall not be less than thirty (30) days unless such termination is for cause); provided, however, that under no circumstances may the Grantee exercise any SAR after its Expiration Date.

7.11	Termination for Cause.

Except as explicitly provided otherwise in an Grantee’s SAR Agreement, in the event that a Grantee’s Continuous Service is terminated for Cause, the SAR shall terminate upon the Termination Date, and the Grantee shall be prohibited from exercising his or her SAR from and after such date.

7.12	Disability of Grantee.

If a Grantee’s Continuous Service terminates as a result of the Grantee’s Disability, the Grantee may exercise his or her SAR only until the day preceding the one (1) year anniversary of her or his Termination Date (or such longer or shorter period specified in the SAR Agreement, which period shall not be less than six (6) months); provided, however, that under no circumstances may the Grantee exercise the SAR after its Expiration Date.

7.13	Death of Grantee.

If a Grantee’s Continuous Service terminates as a result of the Grantee’s death, or the Grantee dies within the period (if any) specified in the SAR Agreement after the Grantee’s Termination Date, the SAR may be exercised by the deceased Grantee’s Representative only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the SAR Agreement, which period shall not be less than six (6) months), or (ii) the expiration of the term of such SAR as set forth in the SAR Agreement. If, after the Grantee’s death, the SAR is not exercised within the time specified herein or in the SAR Agreement (as applicable), the SAR shall terminate.

7.14	Permissive Extension of Termination Date for Securities Law Compliance.

A Grantee’s SAR Agreement may provide that if the exercise of the SAR following the termination of the Grantee’s Continuous Service (other than upon the Grantee’s death, or Disability, or upon a Change in Control, if applicable) would be prohibited at any time solely because the appreciation distribution is payable in Company Stock and issuance of shares of Company Stock would violate the registration requirements under the Securities Act, then the SAR shall terminate upon the expiration of the three (3)-month period after the Termination Date during which issuance of Company Stock upon exercise of the SAR first becomes non-violative of such registration requirements; provided, however, that under no circumstances may the Grantee exercise the SAR after its Expiration Date.

8.	Adjustments upon Changes in Company Stock; Other Corporate Events.

8.1	Capitalization Adjustments.

8.1.1             In the event of a Capitalization Adjustment, the Board shall proportionately and appropriately adjust:

(a)             The maximum number of shares of Company Stock subject to this Plan pursuant to Section 3.1: and

(b)             The number of shares of Company Stock and the Exercise Price and the Strike Price provided for in outstanding Equity Awards.

8.1.2             The Board shall make such adjustments, and its determination shall be final, binding, and conclusive.

8.2	Dissolution or Liquidation.

If the Company is dissolved or liquidated, all outstanding Equity Awards (other than Equity Awards consisting of vested and outstanding shares of Company Stock not subject to a forfeiture condition) shall terminate immediately prior to the completion of such dissolution or liquidation; provided, however, that the Board may, in its sole discretion, cause some or all outstanding Equity Awards to become fully vested, exercisable, and/or no longer subject to forfeiture (to the extent such Equity Awards have not previously expired or terminated) before the dissolution or liquidation is completed, but contingent on its completion.

8.3	Corporate Transaction.

The following provisions shall apply to Equity Awards in the event of a Corporate Transaction unless otherwise provided in a written agreement between the Employer and the Grantee:

8.3.1               Equity Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Equity Awards outstanding under this Plan or may substitute similar stock awards for Equity Awards outstanding under this Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any rights held by the Company in respect of Company Stock issued pursuant to Equity Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Equity Award or substitute a similar equity award for only a portion of an Equity Award. The terms of any assumption, continuation, or substitution shall be set by the Board in accordance with the provisions of Section 2.

8.3.2                Equity Awards Held by Current Grantees. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Equity Awards or substitute similar stock awards for such outstanding Equity Awards, then with respect to Equity Awards that have not been assumed, continued, or substituted and that are held by Current Grantees, the vesting of such Equity Awards (and, with respect to Options and Stock Appreciation Rights, the time at which such Equity Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Equity Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or other rights held by the Company with respect to such Equity Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction). If the acquisition agreement related to the Corporate Transaction provides a procedure for the net exercise of Options at the closing of the Corporate Transaction, then an Optionholder who does not elect to exercise prior to closing shall be deemed to have agreed to the net exercise (including the deduction of the aggregate exercise price and applicable withholding taxes) and shall be deemed to have agreed to the terms and conditions of such acquisition agreement approved by the stockholders of the Company as if the Optionholder were a stockholder immediately prior to the effective time of the Corporate Transaction, including without limitation any escrow and indemnity provisions and appointment of a stockholders’ representative.

8.3.3                Equity Awards Held by Persons other than Current Grantees. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Equity Awards or substitute similar equity awards for such outstanding Equity Awards, then with respect to Equity Awards that have not been assumed, continued or substituted and that are held by persons other than Current Grantees, the vesting of such Equity Awards (and, if applicable, the time at which such Equity Awards may be exercised) shall not be accelerated and such Equity Awards (other than an Equity Award consisting of vested and outstanding shares of Company Stock) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or other rights held by the Company with respect to such Equity Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

8.3.4             Payment for Equity Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Equity Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Equity Award may not exercise such Equity Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (a) the value of the property the holder of the Equity Award would have received upon the exercise of the Equity Award, over (b) any exercise price payable by such holder in connection with such exercise.

8.4	Change in Control.

8.4.1            Assumption of Equity Awards. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding Equity Awards that are not exercised shall be assumed by, or replaced with comparable instruments issued by the surviving corporation (or a parent or subsidiary of the surviving corporation), and outstanding Equity Awards shall be converted to such comparable instruments issued by the surviving corporation (or a parent or subsidiary of the surviving corporation).

8.4.2            Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Board may take any of the following actions with respect to any or all outstanding Equity Awards: the Board may:

(a)             Determine that outstanding Options and SARs shall accelerate and become exercisable, in whole or in part, upon the Change of Control or upon such other event as the Board determines;

(b)             Determine that the restrictions and conditions on outstanding Restricted Stock Awards shall lapse, in whole or in part, upon the Change of Control or upon such other event as the Board determines;

(c)             Require that Grantees surrender their outstanding Options or SARs or both in exchange for a payment by the Company, in cash or stock as determined by the Board, in an amount, in the case of Options, equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options exceeds the Exercise Price of the Options and, in the case of SARs, equal to the value of their respective appreciations, as calculated pursuant to Section 7.4; or

(d)             After giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Board deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Board may specify.

The Board shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Options, Restricted Stock Awards, and SARs shall continue in effect according to their terms (subject to any assumption of the Equity Awards by the surviving corporation pursuant to Section 8.4.1).

9.	Transferability of Equity Awards; Company’s Right of First Refusal.

9.1	Generally.

The Board may, in its sole discretion, impose such limitations on the transferability of Equity Awards, as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Equity Awards shall apply:

9.1.1               Restrictions on Transfer of Options and SARs. Options and SARs shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Upon a Grantee’s death, the deceased Grantee’s Representative may exercise such rights. Notwithstanding the foregoing, the Board may, in its sole discretion, permit transfer of the Option or an SAR to such extent as permitted by Rule 701 of the Securities Act on the Grant Date and otherwise in a manner consistent with applicable tax and securities laws.

9.1.2               Domestic Relations Orders. Notwithstanding the foregoing, Options and SARs may be transferred pursuant to judicial domestic relations orders; provided, however, that if an Option subject to a domestic relations order is an Incentive Stock Option, such Option shall be deemed to be a Nonqualified Stock Option as a result of such transfer.

9.1.3               Beneficiary Designation. Notwithstanding the foregoing, a Grantee may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Grantee, shall thereafter be entitled to exercise the Grantee’s Option or SAR. In the absence of such a designation, the executor or administrator of a Grantee’s estate shall be entitled to exercise the Grantee’s Options and SARs. Any person asserting herself or himself to be a Grantee’s Representative must furnish proof satisfactory to the Company of his or her right to exercise a Grantee’s Options and SARs under the Grantee’s will or under the applicable laws of descent and distribution or other valid designation of the Representative as the Grantee’s beneficiary.

9.1.4               Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Board may provide, in a Option Agreement, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of, or owned by, family members, consistent with applicable securities laws, according to such terms as the Board may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

9.1.5             Restricted Stock Awards. Rights to acquire shares of Company Stock under a Restricted Stock Award Agreement, whether vested or unvested, shall be transferable by the Grantee only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Company Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

9.2	Right of First Refusal.

9.2.1             Offer. Prior to a Public Offering, if at any time a Grantee, or a Grantee’s transferee, if applicable, as a result of a prior permitted transfer (which transferee shall be deemed included in the references to Grantee in this Section 9.2) desires to sell, encumber, or otherwise dispose of Transfer-Pending Shares, the Grantee shall first offer the shares to the Company by giving the Company a written notice disclosing:

(a)             The name of the proposed bona fide transferee of the Transfer-Pending Shares;

(b)             The number of Transfer-Pending Shares and the number(s) of the stock certificate(s) evidencing the Transfer-Pending Shares;

(c)             The proposed price; and

(d)             All other terms of the proposed transfer, encumbrance, or other disposition.

The Grantee must also provide to the Company a written copy of the proposed offer.

9.2.2             The Company’s Option. The Company shall have the option, exercisable at any time within sixty (60) days after receipt of such notice, to purchase all or part of the Transfer-Pending Shares at the price and on the terms described in the written notice; provided that the Company may pay such price in installments over a period not to exceed two (2) years, at the discretion of the Board.

9.2.3             Sale. In the event the Company does not exercise it option to purchase the Transfer-Pending Shares within the 60-day period specified in Section 9.2.2, then the Grantee shall have the right to sell, encumber, or otherwise dispose of the Transfer-Pending Shares at the price and on the terms set forth in the written notice to the Company, provided such transfer is effected within thirty (30) days after the expiration of the Company’s option. If the transfer, encumbrance, or other disposition is not consummated within this 30-day period, the procedure set forth in this Section 9.2 must again be followed before the Grantee may transfer any shares of Company Stock.

9.2.4             Public Offering. On and after a Public Offering, this Section 9.2 shall be of no further force or effect.

9.3	Assignment of Rights.

The Board, in its sole discretion, may waive the Company’s right of first refusal under Section 9.2. If the Company waives either or both of these rights, the Company may, in its sole discretion, assign such right or rights to the stockholders of the Company (other than the Grantee whose shares are subject to the contemplated in Sections 9.2) in the same proportion that each stockholder’s stock ownership bears to the stock ownership of all the stockholders of the Company (excluding the shares held by such Grantee), as determined by the Board. To the extent that a stockholder has been given such right or rights and does not purchase his or her allotment (in whole or in part), the other stockholders shall have the right to purchase such unpurchased allotment on the same basis.

9.4	Stockholder Agreement.

9.4.1              The Board may require that a Grantee execute a Stockholder Agreement. If so required by the Board, a Grantee’s receipt of any Equity Award hereunder shall be conditioned on the Grantee executing such Stockholder Agreement.

9.4.2              Notwithstanding the provisions of this Section 9, if the Board requires that a Grantee execute, in connection with receipt of an Equity Award, a Stockholder’ Agreement that contains a right of first refusal or repurchase right (whether similar to the provisions of this Section 9 or otherwise), the provisions of this Section 9 shall not apply to the shares of Company Stock to which the Stockholder Agreement is applicable, unless the Board determines otherwise.

9.5	Other Limitations on Issuance or Transfer of Shares.

No Company Stock shall be issued or transferred in connection with any Equity Award hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Board. The Board shall have the right to condition any Equity Award made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Board shall deem necessary or advisable. A legend or legends reflecting such restrictions shall be placed on any certificate(s) representing such shares. Certificates representing shares of Company Stock issued or transferred under this Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations, and interpretations, including any requirement that a legend be placed thereon.

9.6	Lock-Up Period.

If so requested by the Company or a Managing Underwriter in connection with any underwritten offering of securities of the Company under the Securities Act, a Grantee (including any successor or transferee) shall not sell or otherwise transfer any shares or other securities of the Company during the Market Stand-off Period. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of the Market Stand-off Period.

10.	Covenants of the Company; Disclaimer of Certain Obligations.

10.1	Availability of Shares.

While Equity Awards are outstanding, the Company shall keep available at all times the number of shares of Company Stock required to satisfy such Equity Awards.

10.2	Funding of this Plan

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Equity Awards under this Plan. In no event shall interest be paid or accrued on any Equity Award, including unpaid installments of Equity Awards.

10.3	Securities Law Compliance.

The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over this Plan or the shares of Company Stock issuable under this Plan such authority as may be required to grant Equity Awards and to issue and sell shares of Company Stock upon exercise of the Equity Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act this Plan, any Stock Award, or any Company Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Company Stock under this Plan, the Company shall be relieved from any liability for failure to issue and sell Company Stock upon exercise of such Equity Awards unless and until such authority is obtained.

10.4	No Obligation to Notify.

The Company shall have no duty or obligation to any Grantee of an Equity Award to advise such holder as to the time or manner of exercising such Equity Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise a Grantee of a pending termination or expiration of an Equity Award or a possible period in which the Equity Award may not be exercised (by virtue of securities laws requirements or otherwise). The Company has no duty or obligation to minimize the tax consequences of an Equity Award to the Grantee or other holder of such Equity Award.

11.	Effective Date; Amendment, Termination, and Suspension of this Plan.

11.1	Effective Date.

This Plan shall become effective on the Effective Date.

11.2	Amendment.

The Board may amend or terminate this Plan at any time; provided, however, that the Board shall not amend this Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable laws, or, after an Initial Public Offering, to comply with applicable stock exchange requirements.

11.3	Termination and Suspension of Plan; Effect on Outstanding Equity Awards.

11.3.1           This Plan shall terminate on the day immediately preceding the tenth (10th) anniversary of the Effective Date, unless this Plan is terminated earlier by the Board or is extended by the Board with the approval of the Company’s stockholders.

11.3.2           The Board may suspend this Plan at any time for a period of time, as the Board shall determine in its sole discretion.

11.3.3           No Stock Awards may be granted under this Plan while it is suspended or after it is terminated.

11.3.4           Suspension or termination of this Plan shall not impair rights and obligations under any Equity Award granted while the Plan is in effect, except with the written consent of the affected Grantee or except in situations in which the Board is acting pursuant to Section 13.12 (Compliance with Law).

11.3.5           The termination of this Plan shall not impair the power and authority of the Board with respect to an outstanding Equity Award. Whether or not this Plan has terminated, an outstanding Equity Award may be terminated or amended under Section 13.12 (Compliance with Law) or may be amended by agreement of the Company and the Grantee consistent with this Plan.

12.	Definitions; Interpretation of the Provisions of this Plan.

12.1	Definitions.

As used in this Plan, the following terms shall have the following definitions:

12.1.1            “Board” means the Company’s board of directors.

12.1.2           “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Company Stock subject to this Plan or subject to any Equity Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

12.1.3            “Cause” means with respect to a Grantee, the occurrence of any of the following events:

(a)             The Grantee’s commission of any felony or any crime involving fraud, dishonesty, or moral turpitude under the laws of the United States or any state thereof;

(b)             The Grantee’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company;

(c)             The Grantee’s intentional, material violation of any contract or agreement between the Grantee and the Company or of any statutory duty owed to the Company;

(d)             The Grantee’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or

(e)              The Grantee’s gross misconduct.

The determination that a termination of the Grantee’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Grantee was terminated by reason of dismissal without Cause for the purposes of outstanding Equity Awards held by such Grantee shall have no effect upon any determination of the rights or obligations of the Company or such Grantee for any other purpose.

If any agreement, such as an employment agreement or consulting agreement, between the Employer and a Grantee contains a definition of “cause” different from the foregoing definition, then the Board shall determine, in its sole discretion, whether such other definition shall supersede the foregoing definition for purposes of this Plan with respect to such Grantee.

12.1.4            “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a)             Any person or group becomes the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation, or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor(s) from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of ownership held by a person in question exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding;

(b)             There is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation, or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation, or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation, or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(c)             The stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur; or

(d)             There is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

For the avoidance of doubt, the term Change in Control shall not include a sale of assets, merger, or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Employer and the Grantee shall supersede the foregoing definition with respect to Equity Awards subject to such agreement.

The Board may, in its sole discretion and without a Grantee’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

12.1.5            “Code” means the Internal Revenue Code of 1986, as amended.

12.1.6            “Company” means Exyn Technologies, Inc.

12.1.7            “Company Stock” means the Company’s common stock, par value $.001 per share.

12.1.8            “Continuous Service” means that the Grantee’s service with the Employer, whether as an Employee, Director, or Consultant, is not interrupted or terminated. A change in the capacity in which the Grantee renders service to the Employer as an Employee, Consultant or Director or a change in the entity for which the Grantee renders such service, provided that there is no interruption or termination of the Grantee’s service with the Employer, shall not terminate a Grantee’s Continuous Service.

12.1.9            “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a)             The consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its subsidiaries;

(b)             The consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding capital stock of the Company;

(c)             The consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(d)             The consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation, but the shares of Company Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

12.1.10         “Current Grantee” means, in the context of a Corporate Transaction, any Grantee whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction.

12.1.11         “Director” means a member of the Board. Unless otherwise specified herein. Directors who are also Employees shall be deemed to be Employees for purposes of this Plan.

12.1.12         “Disability” means a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer’s long-term disability plan, if any, applicable to the Grantee, or as otherwise determined by the Board.

(a)             If a Disability determination is to be made by the board in the exercise of its discretion, then its determination shall be deemed conclusive and reasonable if it applies the following standard for Disability: the inability of a Grantee to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(b)             The Board may make this determination on the basis of such medical evidence as the Board deems warranted under the circumstances.

(c)              The standard articulated in Section 8.1.9(a) is in the nature of a safe harbor and not a limitation and shall not be construed to mean that the application of a different standard by the board is unreasonable or inconclusive.

12.1.13         “Effective Date” means the effective date of this Plan document, which is the date that this Plan is first approved by the Company’s stockholders.

12.1.14         “Employee” means any person employed by the Employer. Service as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of this Plan. Unless otherwise specified herein. Employees who are also Directors, shall be Employees for purposes of this Plan.

12.1.15         “Employer” means the Company and its parent and subsidiary corporations or other entities, as determined by the Board.

12.1.16         “Employed by, or provide service to, the Employer” means employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and satisfying conditions with respect to Equity Awards, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Board determines otherwise.

12.1.17         “Equity Awards” means all rights granted under this Plan, including Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, and Stock Appreciation Rights, collectively. The term “Equity Award” refers to any of the foregoing individually.

12.1.18         “Equity Award Agreement” means a written agreement between the Company and a Grantee evidencing the terms and conditions of an Equity Award. Each Equity Award Agreement shall be subject to the terms and conditions of this Plan.

12.1.19         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

12.1.20         “Exercise Price” means the purchase price per share of Company Stock subject to an Option.

12.1.21         “Expiration Date” means the date of expiration of the term, if any, of an Equity Award, as set forth in the Grant Instrument, as it may be amended.

12.1.22         “Fair Market Value” means, as of any date, the value of the Company Stock determined by the Board in compliance with Section 409A of the Code or, in the case of an Incentive Stock Option, in compliance with Section 422 of the Code.

12.1.23         “Grant Date” means the date on which an Equity Award is made. Unless otherwise specified by the Board, the Grant Date for an Equity Award shall be the date on which the Equity Award is approved by the Board.

12.1.24         “Grantee” means an Employee, Director, or Key Advisors who receives an Equity Award under this Plan.

12.1.25         “Grant Instrument” means a written instrument issued to a Grantee under this Plan setting forth the terms of his or her Equity Award, as specified by the Board.

12.1.26         “Incentive Stock Options” means qualified incentive stock options within the meaning of Section 422 of the Code.

12.1.27         “Key Advisors” means consultants and advisors who perform services for the Employer.

12.1.28         “Managing Underwriter” means a representative of the underwriters in connection with any underwritten offering of securities of the Company under the Securities Act.

12.1.29         “Market Stand-off Period” means the period beginning 30 days before, and ending 180 days after, the effective date of a registration statement of the Company filed under the Securities Act, or such longer period as necessary to permit compliance with any rule of the Financial Industry Regulatory Authority and similar or successor regulatory rules and regulations.

12.1.30         “Nonqualified Stock Options” means stock options that are not intended to qualify as qualified incentive stock options within the meaning of Section 422 of the Code.

12.1.31         “Officer” means any person designated by the Company as an officer.

12.1.32         “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Company Stock granted pursuant to this Plan.

12.1.33        “Option Agreement” means a Grant Instrument specifically evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of this Plan.

12.1.34        “Optionholder” means a Grantee to whom an Option is granted pursuant to this Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

12.1.35        “Option Shares” means the shares of Company Stock covered by an Option, i.e., the shares of Company Stock purchasable upon exercise of an Option.

12.1.36        “Public Offering” means the initial registration of the Company Stock under section 12(g) of the Exchange Act.

12.1.37        “Representative” means the estate of a deceased Grantee, or a person who acquired via bequest or inheritance a deceased Grantee’s right to exercise an Option or SAR, or a beneficiary otherwise designated pursuant to Section 9.1.3 to exercise an Option or SAR upon the Grantee’s death.

12.1.38        “Restriction Period” means, in the event the Board specifies that a Restricted Stock Award is subject to restrictions (such as vesting or otherwise), the period of time during which a Restricted Stock Award remains subject to such restrictions.

12.1.39        “Plan” means this Exyn Technologies, Inc. 2015 Equity Compensation Plan.

12.1.40        “Restricted Stock Award” means an award of shares of Company Stock, which is granted pursuant to the terms and conditions of Section 6.

12.1.41        “Restricted Stock Award Agreement” means a written agreement between the Company and a Grantee of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of this Plan.

12.1.42        “Rule 701” means Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act.

12.1.43        “SAR” means Stock Appreciation Right.

12.1.44        “Securities Act” means the Securities Act of 1933, as amended.

12.1.45        “Share Reserve” means 44,120 shares of Company Stock.

12.1.46        “Stock Appreciation Right” means a right to receive the appreciation on a specified number of shares of Company Stock, which right is granted pursuant to the terms and conditions of Section 7.

12.1.47        “Stock Appreciation Right Agreement” or “SAR Agreement” means a written agreement between the Company and the Grantee of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of this Plan.

12.1.48        “Stockholder Agreement” means a buy-sell agreement, stockholder agreement, voting agreement, or other similar instrument or instruments with respect to any Company Stock, including Company Stock issued, issuable, distributed or distributable pursuant to this Plan, by and among the Company and one or more of its stockholders, including for purposes of this definition, persons holding rights to purchase or acquire Company Stock pursuant to Equity Awards, with such terms as the Board, in its sole discretion, deems appropriate.

12.1.49        “Strike Price” means the exercise price per share of Company Stock equivalents pursuant to SAR Agreements or the base price of the Company Stock Equivalents against which the value of appreciation of a particular SAR is to be determined.

12.1.50        “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any affiliate of the Company.

12.1.51        “Termination Date” means the effective date of termination of a Grantee’s Continuous Service.

12.1.52        “Transfer-Pending Shares” means shares of Company Stock that were distributed to a Grantee under this Plan and that are transferable and as to which the Grantee has received a bona fide offer from a third party to purchase, encumber, or otherwise dispose of the shares.

12.2	Rules of Construction.

Unless the context otherwise requires, interpretation of this Plan and all Grant Instruments shall be governed by the following rules of construction:

12.2.1           Words in the singular shall be held to include the plural and vice versa;

12.2.2           Words referring to a particular gender shall be understood and deemed to include all other gender identifications, orientations, or expressions;

12.2.3           The words “hereof,” “herein,” “hereunder” and similar terms refer to this Plan as a whole and not to any particular provisions of this Plan;

12.2.4           References to the term “Section” are references to the Sections of this Plan unless otherwise specified;

12.2.5            References to “$” mean U.S. dollars;

12.2.6           The word “including” and words of similar import mean “including without limitation,” unless otherwise specified;

12.2.7           The word “or” shall not be exclusive;

12.2.8           Provisions shall apply, when appropriate, to successive events and transactions; and

12.2.9           The headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan or any Grant Instrument.

12.2.10        Where specific language is used to clarify or illustrate by example a general statement contained herein, the specific language shall not be deemed to modify, limit, or restrict the construction of the general statement that is being clarified or illustrated.

13.	Miscellaneous

13.1	Governing Document.

This Plan shall be the controlling document. Except for formal amendments of this Plan adopted by the Board and, if required, approved by the Company’s stockholders, no other statements, representations, explanatory materials, or examples, oral or written, may amend this Plan in any manner. This Plan shall be binding upon and enforceable against the Company and its successors and assigns.

13.2	Use of Proceeds from Sales of Company Stock.

Proceeds from the sale of shares of Company Stock pursuant to An Equity Awards shall constitute general funds of the Company.

13.3	Corporate Action Constituting Grant of Equity Awards.

Corporate action constituting an offer by the Company of Company Stock to any Grantee under the terms of an Equity Award shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Equity Award is actually received or accepted by the Grantee.

13.4	Stockholder Rights.

Except as otherwise specifically set forth in Section 6.6, no Grantee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Company Stock subject to any Equity Award unless and until all requirements for exercise of the Equity Award have been satisfied pursuant to its terms.

13.5	No Employment or Other Service Rights.

13.5.1           Nothing in this Plan or any Grant Instrument shall confer upon any Grantee any right to continue to serve the Company or an affiliate in the capacity in effect at the time the Equity Award was granted or shall affect the right of the Employer to terminate (a) the employment of an Employee with or without notice and with or without cause, (b) the service of a Key Advisor pursuant to the terms of such Key Advisor’s agreement with the Employer, or (c) the service of a Director pursuant to the Bylaws of the Employer, and any applicable provisions of the corporate law of the state in which the Employer is incorporated, as the case may be.

13.5.2           Nothing in this Plan shall entitle any Employee, Key Advisor, Director, or other person to any claim or right to be granted an Equity Award under this Plan.

13.6	Investment Assurances.

13.6.1           The Company may require a Grantee, as a condition of exercising or acquiring Company Stock under any Equity Award, (a) to give written assurances satisfactory to the Company as to the Grantee’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Equity Award; and (b) to give written assurances satisfactory to the Company stating that the Grantee is acquiring Company Stock subject to the Equity Award for the Grantee’s own account and not with any present intention of selling or otherwise distributing the Company Stock.

13.6.2           The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (a) the issuance of the shares upon the exercise or acquisition of Company Stock under the Equity Award has been registered under a then currently effective registration statement under the Securities Act, or (b) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

13.6.3           The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Company Stock.

13.7	No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to this Plan or any Equity Award. The Board shall determine whether cash, other awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

13.8	Withholding and Other Tax Obligations.

13.8.1           The Company may, in its sole discretion and as set forth in any Grant Instrument, satisfy any federal, state or local tax withholding obligation relating to an Equity Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Grantee by the Company) or by a combination of such means:

(a)             causing the Grantee to tender a cash payment;

(b)             withholding shares of Company Stock from the shares of Company Stock issued or otherwise issuable to the Grantee in connection with the Equity Award; provided, however, that no shares of Company Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Equity Award as a liability); or

(c)             by such other method as may be set forth in the Equity Award Agreement.

13.8.2           With respect to Grantees who are subject to taxation in countries other than the United States, the Board may make Equity Awards on such terms and conditions as the Board deems appropriate to comply with the laws of the applicable countries, and the Board may create such procedures, addenda, and sub-plans, and make such modifications as may be necessary or advisable to comply with such laws.

13.8.3           In addition to the foregoing, the Board may adopt other rules regarding the withholding of taxes on payments and benefits to Grantees hereunder.

13.9	Electronic Delivery.

Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

13.10	Deferrals.

To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Company Stock or the payment of cash, upon the exercise, vesting, or settlement of all or a portion of any Equity Award may be deferred and may establish programs and procedures for deferral elections to be made by Grantees. Deferrals by Grantees will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Grantee is still an Employee. The Board is authorized to make deferrals of Equity Awards and determine when, and in what annual percentages, Grantees may receive payments, including lump sum payments, following the Grantee’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

13.11	Equity Awards in Connection with Corporate Transactions and Otherwise.

13.11.1        Nothing contained in this Plan shall be construed to (a) limit the right of the Board to make Equity Awards under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Equity Awards to employees thereof who become Employees, or for other proper corporate purposes, or (b) limit the right of the Company to grant stock options or make other awards outside of this Plan.

13.11.2        Without limiting the foregoing, the Board may make an Equity Award to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Employer in substitution for Equity Awards granted by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by this Plan and from those of the substituted stock incentives. The Board shall prescribe the provisions of the substitute grants.

13.12	Compliance with Law Generally.

13.12.1        Without limiting or modifying any other specific provisions of this Plan pertaining to compliance with particular legal requirements, this Plan, the exercise of rights under all Equity Awards, and the obligations of the Company to issue or transfer shares of Company Stock under all Equity Awards shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required.

13.12.2        With respect to persons subject to section 16 of the Exchange Act, after a Public Offering it is the intent of the Company that this Plan and all transactions under this Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act.

13.12.3        In addition, it is the intent of the Company that this Plan and applicable Equity Awards under this Plan comply with the applicable provisions of section 162(m) and Section 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or Section 162(m) or Section 422 of the Code as set forth in this Plan or any Grant Instrument ceases to be required under section 16 of the Exchange Act or Section 162(m) or Section 422 of the Code, that Plan provision shall cease to apply.

13.12.4        The Board may revoke any Equity Award if it is contrary to law or modify an Equity Award to bring it into compliance with any valid government regulation.

13.13	Compliance with Section 409A.

13.13.1        To the extent that the Board determines that any Equity Award granted under this Plan is subject to Section 409A of the Code, the Company shall exercise commercially reasonable efforts to incorporate in the Grant Instrument evidencing such Equity Award such terms and conditions as are necessary to avoid the consequences described in Section 409A(a)(1) of the Code.

13.13.2        To the extent applicable, this Plan and all Grant Instruments shall be interpreted in accordance with Section 409A of the Code and related U.S. Treasury Department regulations and other interpretive guidance issued thereunder, including any such regulations or other guidance that may be issued or amended after the Effective Date.

13.13.3        Notwithstanding any provision of this Plan or any Grant Instrument to the contrary, in the event that following the Effective Date the Board determines that any Award may be subject to Section 409A of the Code and related U.S. Treasury Department guidance (including such Treasury Department guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Grant Instruments or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt Equity Awards from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Equity Awards, or (2) comply with the requirements of Section 409A of the Code and related U.S. Treasury Department guidance.

13.14	Governing Law.

The law of the State of Delaware shall govern all questions concerning the construction, validity, and interpretation of this Plan, without regard to such state’s conflict of laws rules.